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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of Monaco Coach Corporation on Form S-8 (File No. 33-76372) of our report dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Monaco Coach Corporation as of December 28, 1996 and December 30, 1995, and for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, which report is included in this Annual Report on Form 10-K.

                                          /s/ Coopers & Lybrand L.L.P.

Eugene, Oregon

March 18, 1997